Exhibit 99.1

Capricor Therapeutics Announces $4 Million Registered Direct Offering

LOS ANGELES, March 15, 2016 – Capricor Therapeutics, Inc. (NASDAQ: CAPR), a biotechnology company focused on the discovery, development and commercialization of first-in-class therapeutics, today announced that it has entered into a Subscription Agreement with certain investors for the purchase and sale of 1,692,151 shares of common stock at a price of $2.40 per share and warrants to purchase up to 846,073 shares of common stock with an exercise price of $4.50 per share. The warrants will be exercisable six months and one day from the date of the closing of the offering and have a term of three years. The gross proceeds of the offering are expected to be approximately $4.1 million, before deduction of placement agent fees and offering expenses payable by Capricor. The closing of the offering is expected to take place on or about March 15, 2016, subject to the satisfaction of customary closing conditions.

The offering includes participation from new and existing investors as well as certain officers and directors of Capricor. The net proceeds of the offering will be used primarily for working capital, including ongoing or planned clinical trials, and general corporate purposes.

SC&H Capital acted as placement agent in connection with the offering. Roth Capital Partners acted as financial advisor.

The shares of common stock described above were offered pursuant to a shelf registration statement (File No. 333-207149), which was declared effective by the United States Securities and Exchange Commission ("SEC") on October 26, 2015. The warrants and shares issuable upon exercise of the warrants were offered in a concurrent private placement and have not been registered under the Securities Act of 1933, as amended. Capricor has agreed to file one or more registration statements with the SEC covering the resale of the shares of common stock issuable upon exercise of the warrants.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. When filed with the SEC, copies of the prospectus supplement and the accompanying base prospectus relating to this offering may be obtained at the SEC's website at http://www.sec.gov.

About Capricor Therapeutics

Capricor Therapeutics, Inc. (NASDAQ: CAPR) is a clinical-stage biotechnology company focused on the discovery, development and commercialization of first-in-class therapeutics. Capricor’s lead programs target post myocardial infarction (heart attack), heart failure and Duchenne muscular dystrophy. Capricor has two lead product candidates under investigation: CAP-1002, a cardiac cell therapy, and Cenderitide, a natriuretic peptide receptor agonist. CAP-1002 is in development for the treatment of post myocardial infarction, advanced heart failure and Duchenne muscular dystrophy-associated cardiomyopathy. Cenderitide is in development for the outpatient treatment of heart failure as well as potential other indications. In addition, Capricor is conducting research and development on its exosomes platform technology for cardiac diseases and other potential indications. For additional information, visit www.capricor.com.

Cautionary Note Regarding Forward-Looking Statements

Statements in this press release regarding the efficacy, safety, and intended utilization of Capricor's product candidates; the conduct, size, timing and results of discovery efforts and clinical trials; plans regarding regulatory filings, future research and clinical trials; plans regarding current and future collaborative activities and the ownership of commercial rights; scope, duration, validity and enforceability of intellectual property rights; future royalty streams, expectations with respect to the expected use of proceeds from the offering and the anticipated effects of the offering, and any other statements about Capricor's management team's future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “could,” “anticipates,” “expects,” “estimates,” “should,” “target,” “will,” “would” and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements. More information about these and other risks that may impact Capricor's business are set forth in Capricor's Annual Report on Form 10-K for the year ended December 31, 2014, as filed with the Securities and Exchange Commission on March 16, 2015, in its Registration Statement on Form S-3, as filed with the Securities and Exchange Commission on September 28, 2015, and in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2015, as filed with the Securities and Exchange Commission on November 13, 2015. All forward-looking statements in this press release are based on information available to Capricor as of the date hereof, and Capricor assumes no obligation to update these forward-looking statements.

For more information, please contact:

Corporate Contact

Capricor Therapeutics, Inc.

AJ Bergmann, Vice President of Finance

+1-310-358-3200
abergmann@capricor.com

Investor Relations:

Argot Partners

Angeli Kolhatkar

+1-212-600-1902

angeli@argotpartners.com